UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 29, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
In April 2014, Energy Future Holdings Corp. (EFH Corp.) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (EFIH), but excluding Oncor Electric Delivery Holdings Company LLC (Oncor Holdings), and its direct and indirect subsidiaries, filed voluntary petitions for relief (Bankruptcy Filing) under Chapter 11 of the United States Bankruptcy Code (Bankruptcy Code) in the United States Bankruptcy Court for the District of Delaware (Bankruptcy Court). During the pendency of the Bankruptcy Filing, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On July 29, 2016, as part of a proposed third amended plan of reorganization filed with the Bankruptcy Court for EFH Corp., EFIH and certain other EFH Corp. subsidiaries (amended plan of reorganization), EFH Corp. and EFIH entered into an agreement and plan of merger (merger agreement) with NextEra Energy, Inc. (NEE), and EFH Merger Co., LLC, a direct wholly owned subsidiary of NEE (Merger Sub). Pursuant to the merger agreement and after the reorganization of EFH Corp. (reorganized EFH) and EFIH (reorganized EFIH) under the Bankruptcy Code, reorganized EFH will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company and the successor to reorganized EFH Corp. (merger).

As a result of the merger, Merger Sub will become the direct owner of reorganized EFIH, the direct or indirect owner of certain other former subsidiaries of EFH Corp. and, through its ownership of reorganized EFIH and reorganized EFIH’s direct subsidiary, Oncor Holdings, the indirect owner of 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (Oncor).

Oncor is a regulated electric distribution and transmission business that operates the largest distribution and transmission system in Texas, providing power to more than 3.3 million electric delivery points over more than 103,000 miles of distribution and 15,000 miles of transmission lines. In addition to Oncor Holdings’ ownership of 80.03% of Oncor’s outstanding membership interests, Texas Transmission Investment LLC (TTI) owns 19.75% of Oncor’s outstanding membership interests and certain members of Oncor’s management team and board of directors indirectly beneficially own the remaining 0.22% of Oncor’s outstanding membership interests. TTI is an entity indirectly owned by a private investment group led by OMERS Administration Corporation, acting through its infrastructure investment entity, Borealis Infrastructure Management Inc., and the Government of Singapore Investment Corporation, acting through its private equity and infrastructure arm, GIC Special Investments Pte Ltd.

The merger agreement provides that the consideration for the transaction funded by NEE will be $9.496 billion, which will be paid primarily in cash, with the balance in shares of NEE common stock. The allocation between the cash and stock components of the consideration will be determined as provided in the merger agreement, the amount of consideration will be subject to adjustment as provided in the merger agreement and there may be a post-closing cash true up of the value of the shares of NEE common stock paid at closing. The amended plan of reorganization provides that the cash component of the consideration will be used by EFIH primarily to repay all or a portion of the amounts owed to certain of its creditors and estate professionals and that the NEE common stock component of the consideration will be used to repay a portion of amounts owed to certain EFH Corp. creditors and possibly EFIH creditors.
EFH Corp., EFIH, NEE and Merger Sub have each made customary representations, warranties and covenants in the merger agreement. The parties have also agreed to cooperate with each other to make all filings and obtain all consents, registrations, approvals, permits and authorizations necessary from any third party or governmental entity in connection with execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby. The merger agreement also prohibits EFH Corp. and EFIH from soliciting, or participating in discussions or negotiations or providing information with respect to, alternative proposals, subject to specified exceptions.
The merger agreement contains various conditions precedent to consummation of the transactions contemplated by the merger agreement, including, among others: (i) entry of an order by the Bankruptcy Court approving the merger agreement and related agreements and confirming the amended plan of reorganization with respect to the EFH/EFIH Debtors (as defined below); (ii) that the Internal Revenue Service (IRS) has issued and not revoked or withdrawn specified private letter rulings with respect to the transactions contemplated by the merger agreement; and (iii) that the representations and warranties of each party to the merger agreement are accurate. The conditions precedent of NEE and Merger Sub also include, but are not limited to, conditions that: (i) certain approvals and rulings be obtained that are necessary to consummate the merger, including approvals from, among others, the Public Utility Commission of Texas (PUCT) and the Federal Energy Regulatory Commission (FERC); (ii) certain members of the boards of directors of Oncor and Oncor Holdings have resigned from such boards of directors at the closing of the merger and the designees of NEE constitute the entire board of directors of Oncor Holdings and Oncor (subject to limited exceptions); (iii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or terminated and (iv) the PUCT approval approves, among other things, the acquisition, directly or indirectly, of 100% of Oncor and an initial public offering of an indirect minority interest in Oncor.

NEE, Merger Sub, EFH Corp. and EFIH have certain termination rights under the merger agreement. The merger agreement may be terminated, among other reasons: (i) by NEE or EFH Corp. and EFIH (acting together), if the closing has not been consummated within 240 days of the date of the Merger Agreement (subject to a 90-day extension in certain circumstances for the continued pursuit of the PUCT, FERC or IRS approvals or rulings, as applicable, as described above); (ii) by NEE or EFH Corp. and EFIH (acting together), if the plan support agreement (described below) is terminated in accordance with its terms; or (iii) by NEE, if the Bankruptcy Court enters, or EFH Corp. or EFIH seeks from the Bankruptcy Court, an order approving any sale or other disposition of the assets of EFH Corp. or its subsidiaries or the equity interests in EFIH to any person other than NEE, Merger Sub or any of their affiliates. The merger agreement may also be terminated at any time prior to closing by mutual written consent of the parties thereto.
EFH is not prohibited from soliciting proposals from third parties prior to Bankruptcy Court approval of EFH entering into the merger agreement with NEE. In the event the merger agreement is terminated by EFH in accordance with its terms at any time after Bankruptcy Court approval of EFH entering into the merger agreement and prior to confirmation of the amended plan of reorganization because it chooses to proceed with an alternative superior transaction, and an alternative superior transaction is consummated pursuant to which neither NEE nor any of its affiliates will obtain direct or indirect ownership of 100% of Oncor Holdings and Oncor Holdings’ approximately 80% equity interest in Oncor, subject to Bankruptcy Court approval, EFH Corp. and EFIH, subject to the exclusion of a limited number of termination events, would be required to pay to NEE a termination fee of $275 million (termination fee). In the event EFH Corp. and EFIH pay to NEE the termination fee in accordance with the merger agreement, such payment shall be the sole and exclusive remedy of NEE and Merger Sub against EFH Corp., EFIH and their respective affiliates, representatives, creditors or shareholders with respect to any breach of the merger agreement prior to termination.
Upon consummation of the merger, Merger Sub will succeed to the rights and obligations of reorganized EFH under a number of transaction agreements referred to in the amended plan of reorganization, including a tax matters agreement and a separation agreement.
The above description of the merger agreement has been included to provide investors with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for the purpose of allocating risk between the parties rather than establishing matters as facts and are subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date and may be subject to a contractual standard of materiality different from those generally applicable to investors.
The foregoing description of the merger agreement is qualified in its entirety by reference to the merger agreement, and the amended plan of reorganization, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto, and are incorporated into this report by reference.
Plan Support Agreement
On July 29, 2016, EFH Corp., EFIH and certain of EFH Corp.’s other direct and indirect subsidiaries (collectively, EFH/EFIH Debtors) entered into a plan support agreement (plan support agreement) with NEE solely in its capacity as the sponsor of the amended plan of reorganization.
Pursuant to the plan support agreement, NEE and the EFH/EFIH Debtors have agreed, subject to the terms and conditions of the plan support agreement, to support in a variety of ways specified in the plan support agreement the EFH/EFIH Debtors’ proposed restructuring pursuant to the amended plan of reorganization.
The plan support agreement may be terminated only upon the occurrence of certain events described in the plan support agreement.
The foregoing description of the plan support agreement is qualified in its entirety by reference to the plan support agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.
Oncor Letter Agreement
The merger agreement contemplates that NEE and Merger Sub will enter into a letter agreement (Oncor letter agreement) with Oncor Holdings and Oncor. The Oncor letter agreement will set forth certain rights and obligations of NEE and Merger Sub, and of Oncor Holdings, Oncor and their respective subsidiaries (collectively, the Oncor Entities) to cooperate with respect to the initial steps described in the next paragraph to be taken in connection with the merger and the other transactions contemplated by the merger agreement.
The Oncor letter agreement contemplates that NEE, Merger Sub and the Oncor Entities will use their respective reasonable best efforts to submit to the PUCT a single filing and file with FERC a joint application, seeking prior approval by the PUCT and FERC, respectively, of the merger and other transactions contemplated by the merger agreement, with such filing and application to include certain key terms and undertakings. NEE and Merger Sub, on the one hand, and the Oncor Entities, on the other, will also agree to keep the other parties reasonably informed of any material developments (including receipt of material communications) in connection with obtaining the regulatory and other governmental entity approvals described in the Oncor letter agreement.
The Oncor letter agreement will acknowledge that, subject to PUCT approval, (i) each independent director who serves on the board of directors of Oncor and/or Oncor Holdings will resign from such board of directors and (ii) the vacancies on the board of directors of Oncor and/or Oncor Holdings created by such resignations will be filled by the appointment of NEE’s designees.
Additionally, the Oncor Entities will make certain representations, warranties and covenants, including (i) a covenant to operate their businesses in the ordinary course from and after the date the Bankruptcy Court has entered an order approving the merger agreement until the consummation of the merger and other transactions contemplated by the merger agreement, subject to certain exceptions set forth in the Oncor letter agreement, including the right to comply with or respond to any requirement of, or request by, a governmental entity or order; and (ii) a covenant not to (a) initiate, solicit, propose, knowingly encourage or induce any alternative proposal (as defined in the Oncor letter agreement), (b) enter into, maintain or continue negotiations with any person with respect to any alternative proposal or (c) enter into any written letter of intent, agreement in principle or other agreement (whether or not legally binding, oral or written) with respect to an alternative proposal, provided that the Oncor Entities may take certain of the foregoing prohibited actions with respect to an alternative proposal to satisfy their respective fiduciary obligations.
The Oncor letter agreement is not intended to give NEE or Merger Sub, directly or indirectly, the right to control or direct the operations of any Oncor Entity prior to the receipt of all approvals required by the Bankruptcy Court, the PUCT and other governmental entities and the consummation of the merger and related transactions (if and when such transactions are consummated).
The foregoing description of the Oncor letter agreement is qualified in its entirety by reference to the Oncor letter agreement, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Cautionary Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and EFH, including future financial or operating results of NEE or Oncor, NEE’s, EFH’s or Oncor’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or as of any other date in the future, of any consideration to be received in the merger in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the merger, or required bankruptcy court and governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger may not be satisfied; the expected timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger- related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NEE and in the financial results of NEE, EFH or Oncor or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of Oncor’s, EFIH's, EFH's or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in subsequent filings with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s, EFH's EFIH's and Oncor’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and NEE does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following documents are being filed as exhibits to this report:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 29, 2016, by and among NextEra Energy, Inc., EFH Merger Co., LLC, Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.*
2.2	Form of Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code
10.1	Plan Support Agreement dated as of July 29, 2016
10.2	Form of Oncor Letter Agreement

*	Schedules to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NEE will furnish the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2016

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.

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